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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A

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                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                             Securities Exchange Act


                        ADVANTAGE PAYROLL SERVICES, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                  Delaware                                   01-0287147
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(State or other jurisdiction of incorporation)             (IRS Employer
                                                         Identification No.)


       126 Merrow Road, Auburn, Maine                          04211
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   (Adress of principal executive offices)                   (Zip Code)


If this form relates to the registration of
a class of securities pursuant to Section
12(b) of the Exchange Act and is effective
pursuant to:
General Instruction A.(c), please check
 the following box.                       [ ]

                                   If this form relates to the registration of
                                   a class of securities pursuant to Section
                                   12(g) of the Exchange Act and is effective
                                   pursuant to:
                                   General Instruction A.(d), please check
                                    the following box                        [X]


Securities Act registration statement file number to which this form relates:
333-84452

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class              Name of Each Exchange on which
          to be so Registered              Each Class is to be Registered
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            Not applicable                          Not applicable
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Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $0.01 per share
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                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Common Stock, par value $0.01 per share (the "Common Stock"), of Advantage Payroll Services, Inc. (the "Company") as included under the caption "Description of Capital Stock" in the Prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the "Commission") on March 18, 2002 (Registration No. 333-84452), including exhibits, and as may be subsequently amended from time to time (the "Registration Statement"), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined having the meanings assigned to them in the Registration Statement.

Item 2.  Exhibits.

               Number                        Description
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                  1.       Form of Restated Certificate of Incorporation of
                           Company, incorporated by reference to Exhibit 3.1 of the Registration Statement.

                  2. Form of Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 of the Registration Statement.

                  3. Form of certificate representing the shares of Common Stock, incorporated by reference to Exhibit 4.1 of the Registration Statement.

                  4. Registration Rights Agreement dated February 10, 1998, as amended, incorporated by reference to
                           Exhibit 4.2 of the Registration Statement.

                  5. Registration Rights Agreement dated July 23, 1999, incorporated by reference to Exhibit 4.3 of the Registration Statement.


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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 7, 2002              ADVANTAGE PAYROLL SERVICES, INC.
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                                         (Registrant)

                          By: /s/ Charles W. Lathrop
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                          Name: Charles W. Lathrop
                          Title: Chairman, President and Chief Executive Officer